MASTER CLINICAL SERVICES AGREEMENT


                 THIS AGREEMENT, effective as of January 1, 1997

                                 by and between



BRACCO S.p.A., a company incorporated in Italy, having its legal seat and principal place of business at Via Egidio Folli, 50 - 20134 Milano, Italy (hereinafter referred to as "BRACCO"),

                                       and

BIO-IMAGING TECHNOLOGIES, INC., a Delaware corporation of the United States of America, having its legal seat and principal place of business at 830 Bear Tavern Road, West Trenton, New Jersey (hereinafter referred to as "BIO-IMAGING").

                                   WITNESSETH

WHEREAS, BRACCO desires to execute the present Agreement with BIO-IMAGING, that hereby declares to have the full right to execute it, and BIO-IMAGING desires to sign said Agreement with BRACCO for the purposes of providing BRACCO with dedicated BIO-IMAGING personnel (hereinafter referred to as Personnel) and resources (hereinafter referred to as Resources) in order to assist BRACCO with clinical research activities (hereinafter referred to as Clinical Programs), described in the Exhibits attached hereto and in any Exhibits attached as addenda to this Agreement, in Europe;

In consideration of the above premises, which form an integrate part of the present AGREEMENT, the parties hereby agree as follows:

                                 1. DEFINITIONS

Wherever used in the present Agreement, the following terms shall have the following meanings:

     Agreement:   Agreement  has  the  meaning   specified  in  the  preliminary
statements.

     BRACCO: BRACCO has the meaning specified in the preliminary statements.

     BIO-IMAGING TECHNOLOGIES, INC.: BIO-IMAGING has the meaning specified in the preliminary statements.

     Effective Date: Effective Date is January 1, 1997, irrespective of the date of the signature of this Agreement.

     Claim: claim has the meaning specified in Paragraph 11.

     Indemnified Party: Indemnified Party has the meaning specified in Paragraph 11.

     Loss: Loss has the meaning specified in Paragraph 11.

     Drug: Drug means a new or existing drug under development by BRACCO and is the subject of a Clinical Program.

     Personnel: shall mean the persons employed by BIO-IMAGING and devoted entirely or almost entirely as the case may be, to BRACCO Clinical Programs. They may be used on a full-time or part-time basis, in accordance with the Exhibit attached hereto and any Exhibits attached as addenda. They include personnel from BIO-IMAGING departments of core laboratory services, image data management, software development, business development and contract management, and may include employees from other offices. BIO-IMAGING, under its control and responsibility and maintaining any contractual liability towards BRACCO, may have part of the activities herein specified executed by its fully owned subsidiary, Bio-Imaging Technologies B.V., of Leiden, the Netherlands. A full time employee is defined as one working 1600 hours in a twelve month period. All other employees' time is a portion of a full time employee pro-rated in accordance with the Exhibits to this Agreement.



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     Resources:  shall  mean the  BIO-IMAGING  overhead  which is  normally  not directly attributable to particular projects. They include office space, information services, telephone, travel, management time, finance, legal and administration services, etc., in order to optimize and facilitate the working on the Clinical Programs. All the relevant costs for the Resources are included in the fixed costs to be borne for the dedicated Personnel, as described above, and as shown in the Exhibit here attached and which will be shown in any Exhibits attached as Addenda.

     Clinical Programs: shall mean the programs for the development of a clinical drug at any time from Phase 1 to Phase 4 of its development, for the particular compound for which the relevant regulatory approval must be obtained in the designated country of Europe. This term shall refer to all the programs for which the tasks are described in the attached Exhibit, in future Exhibits attached as Addenda, as well as to future tasks, that may be contracted by the parties from time to time.

     Interface Persons: shall mean the persons appointed by BRACCO and BIO-IMAGING that shall have the responsibility to act as liaison between BRACCO and BIO-IMAGING on a regular basis, in order to facilitate adherence to the monthly priorities, relating to the clinical programs set by BRACCO and agreed to by BIO-IMAGING in writing and to jointly solve all the problems related to the tasks to be performed by BIO-IMAGING for the Clinical Programs. The names of the Interface Persons are shown in the Exhibit attached hereto and will be shown in future Exhibits attached as Addenda.

     Joint Management: shall mean the BRACCO and BIO-IMAGING joint management of the Clinical Programs through the Interface Persons. BRACCO will define and definitely take reasonable decisions on (i) the priorities within and across the Clinical Programs on a monthly basis, and (ii) after discussion with BIO-IMAGING, on the relevant monthly objectives, the tasks and the allocation of Personnel and Resources.

     Milestones: shall mean the key events in the schedule of the Clinical Programs. These Milestones are preliminary indicated in Exhibits and can be modified by BRACCO, after discussion with BIO-IMAGING, every three ( 3 ) months.

     Training: shall mean the educational programs which will be provided by BIO-IMAGING to the Personnel in connection with the Clinical Programs. Training if required, will be provided at BIO-IMAGING 's expense.



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     Confidential Information:  shall include all information relating to plans,
products,   intellectual  property,  analyses,  projects,  processes,  marketing research or development activities, and all technical or scientific know-how of BIO-IMAGING or BRACCO disclosed by one party ( the "Disclosing Party") to the other (the "Receiving Party") either orally, in diagram, written or other recorded form.

                            2. OBJECT AND OBLIGATION

2.1 BIO-IMAGING, subject to the approval for the relevant Ethical Committee and of any other competent regulatory authority, and/or of any other necessary authorization, agree to diligently perform all the tasks described with full particulars in the attached Exhibit(s) which forms an integral part of the present Agreement, at the terms and conditions herein set forth.

2.2 BIO-IMAGING shall also devote the necessary Personnel and Resources to perform for BRACCO the services herein described, and the core laboratory and data management services described within the attached Exhibit and any future Exhibits attached as Addenda. It is hereby exclusively agreed that the number of people that will form the Personnel is detailed in the attached Exhibit and will be detailed in any future Exhibits attached as Addenda.

The tasks provided for in the present Agreement shall be carried out by Joint Management. It is understood that such Joint Management shall not include, in any case, any kind of interference by BRACCO with the management of the Personnel or of other BIO-IMAGING personnel, since they are fully under the whole responsibility of BIO-IMAGING.

BRACCO is willing to support Bio-Imaging, if so reasonably requested, in the performance of the tasks, specified within the present Agreement, in accordance with the Milestones.

The parties shall measure every three (3) months the achievement of progress on the Clinical Programs, which will be monitored with reference to the Milestones. In case said achievement of progress in the Clinical Programs does not match the Milestones, BIO-IMAGING undertake to take all the necessary steps, in order to solve the situation, in the shortest possible time, unless otherwise agreed in writing with BRACCO.



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

If no satisfactory remedy is put in practice by BIO-IMAGING, BRACCO shall have either the right to ask for and obtain the performance from BIO-IMAGING , in a determined period of time, free of charge, or to terminate immediately the present Agreement for BIO-IMAGING's fault, unless BIO-IMAGING has proven that the delay has been directly caused by evident fault or gross negligence of BRACCO.

2.3 BIO-IMAGING undertake to perform its obligation under this Agreement in strict accordance with EEC Directives 75/318 and 91/507 (Good Clinical Practice) and with the provisions of the CPMP Note for Guidance on Good Clinical Practice for Trials on Medicinal Products in the European Community (111/3976/88-EN), with the FDA regulations (Regulations in Title 21, Code of Federal Regulations, Parts 50, 56, 312, 314 and 320) and guidelines (Information and Points to Consider Sheets; Bioresearch Monitoring; Compliance Program Guidance Manual), as well as with any other law or regulation applicable in each European country, in which the Clinical Programs will be conducted.

                           3. CONFIDENTIAL INFORMATION

3.1 BIO-IMAGING considers all information transmitted in conjunction with the implementation of the Clinical Programs, whether prior to or subsequent to the execution of this Agreement, to be proprietary and confidential information from BRACCO. This confidential information will be held in confidence by BIO-IMAGING, not disclosed to third parties and not used outside the purpose of the present Agreement. It shall be understood, however, that confidential information shall not include the following disclosed information - and the relating obligations of confidentiality, non-use and non-disclosure shall not apply to - which:

a) is already known to the Receiving Party prior to the date of this Agreement as documented in the Receiving Party's written records prior to such date; or

b) is already publicly available or which becomes publicly available other than through a breach of this Agreement by the Receiving Party; or

c) is rightfully received by the Receiving Party from a third party without similar restriction from such party, where the disclosure by such third party does not constitute a violation of an obligation by such third party to the Disclosing Party; or


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

d) is required to be disclosed by law, rule, regulation, order, decision, decree or subpoena or other order by a Court or administrative Authority.

3.2 The Receiving Party will use the confidential information received by the Disclosing Party only for the purpose of fulfilling its obligations under this Agreement. Upon the completion or earlier termination of this Agreement, the Receiving Party will promptly return to the Disclosing Party all written confidential information, as well as all written material which incorporates any confidential information.

3.3 The Receiving Party will not disclose, without the prior written consent of the Disclosing Party, such confidential information to any third party other than employees, like (i) consultants involved in the Training, who need to know such information, and (ii) others designated in writing by the Receiving Party, who prior to disclosure shall have agreed to observe the confidentiality of this information in the same manner and to the same extent as provided in this Agreement for the Disclosing Party and its employees.

3.4 The Receiving Party will not use any such confidential information for its own benefit or for the benefit of any third party and will not give to third party materials which incorporate any confidential information, except as otherwise herein above provided. All obligations of confidentiality, non-use and non-disclosure set forth in this Agreement will survive, without limitation, for fifteen (15) years after the expiration or earlier termination, for any reason, of this Agreement.

                                  4. PERSONNEL

4.1 BIO-IMAGING, as above specified, will have a dedicated team of Personnel and specific Resources, in order to diligently fulfill all its obligations set forth in the present Agreement. The full time Personnel shall work exclusively for BRACCO for an agreed number of hours, as specified in the Definitions above. The choice of individuals shall be made by BIO-IMAGING in consultation with BRACCO, which shall have a right of veto on each single appointment.

4.2 It is hereby agreed that BIO-IMAGING will organize, at its own expenses, the Training on Clinical Programs for the people that, during the life of the present Agreement, shall be part of the Personnel, in order to ensure efficiency and proper utilization of the Personnel itself. It is



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

understood  that  the  Personnel   shall  report   exclusively  to  BIO-IMAGING,
BIO-IMAGING shall have, always and in any case, the responsibility of the Personnel.

4.3 BIO-IMAGING shall bear full and exclusive liability also for the payment of any kind of compensation, salary or other fee or indemnity of whatsoever nature to the Personnel, as well as any and all kind of contributions, taxes or other, now or hereafter imposed by any governmental authority, with respect to or measured by wages, salaries, or other compensation to be paid by BIO-IMAGING to the Personnel. BIO-IMAGING further agrees to indemnify and save BRACCO and its affiliates harmless against any and all such liability or claims in connection with BIO-IMAGING's exclusive liability stated in this Paragraph 4.3.

4.4 BIO-IMAGING shall also be responsible for any injuries (including death) occurred to the Personnel and other BIO-IMAGING's agents, employees, representatives or invitees and in general to any and all other persons acting under or by reason of the present Agreement, unless this is due to willful misconduct or gross negligence of BRACCO in providing the information regarding the known hazards.

4.5 It is hereby agreed that if the number of the persons being part of the Personnel, during the validity of this Agreement, should be too great or too small, with respect to the Clinical Programs to be performed by BIO-IMAGING, the parties hereto shall agree upon the exact number of persons to be dedicated to the Personnel and BIO-IMAGING shall immediately give prompt execution to said decision.

4.6 BIO-IMAGING agrees to inform BRACCO in writing, thirty (30) days in advance, if possible and, anyway, as soon as possible, in any case of intended changes in the Personnel, due to whatsoever reason. BIO-IMAGING hereby ensures that the substitutes will be educated by the Training on Clinical Programs prior to joining the Personnel and prior to performing any tasks related to the Clinical Programs.

4.7 BRACCO hereby agrees not to hire the Personnel, and in general the parties hereby agree not to hire the personnel of the other party, without a prior discussion and agreement between them, and, in any case, fully respecting all the applicable laws and regulations then in force in the field of labor. Any infringement of this provision made by one of the parties will entitle the other party to terminate the present Agreement in accordance with Article 7 hereinbelow.



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

                       5. CO-OPERATION BETWEEN THE PARTIES

5.1 The parties will discuss in good faith any terms and conditions of new Clinical Programs that may be assigned to BIO-IMAGING by BRACCO in the future, to ensure that the Personnel can be properly technically and adequately staffed and educated with the Training, as well as to ensure that BIO-IMAGING will dedicate proper Resources to the new Clinical Programs. BRACCO, in disclosing new compounds and their development plan to BIO-IMAGING, agrees to perform the Joint Management also for the possible and future new Clinical Programs, in order to ensure the fastest and most efficient manner for the European development for the compound.

5.2 The Parties agree to invite each other to seminars and training workshops on topics of interest to the Parties, so to enhance the Joint Management between them. Such seminars and training workshops will be free of charge. The Parties will keep each other constantly informed about the training opportunities. Each Party shall bear its own out of pocket costs, relating to the mentioned workshops.

                                6. CONSIDERATION

6.1 The consideration for the diligent performance of the obligations undertaken by BIO-IMAGING is specified in the attached Exhibit, and will be specified in any future Exhibits attached as Addenda, by means of a cost estimate which specifies all the costs to be borne by BRACCO under this Agreement and contains also the anticipated costs for providing a dedicated team of Personnel, together with Resources. It is hereby agreed that all the costs related to the present Agreement shall be only fixed costs that have been proposed by BIO-IMAGING, and accepted by BRACCO, in good knowledge of the services required hereunder by BRACCO.

6.2 BIO-IMAGING will submit invoices to BRACCO at the end of each calendar month during the term of the Agreement. Payments will be made by BRACCO accordingly and will be made sixty (60) days after receipt by BRACCO of the relevant invoices from BIO-IMAGING. The invoice will include the BIO-IMAGING fees calculated in accordance with the attached Exhibit and any future Exhibits attached as Addenda and out-of-pocket expenses. Possible revisions of said costs may be made after a specific agreement of the parties hereto, and may only take place annually, as of the Effective Date of the present Agreement.



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6.3 It is expressly  understood  and agreed  between the parties that all direct
BIO-IMAGING out-of-pocket expenses incurred on behalf of BRACCO such as, but not limited to, travel and shipping expenses, shall be detailed to BRACCO by means of proper documentation and will involve no administration fee. The bills for such out-of-pocket expenses will be summarized and attached to each invoice. BRACCO shall have the right to audit out-of-pocket expenses on a quarterly basis after advance written notice as of the effective date.

6.4 BRACCO agrees also to make advance payments not higher than the fixed BIO-IMAGING cost estimates of a three-(3) month period as well as estimated out-of-pocket costs of a three-(3) month period. Said advance payments shall be discharged on the relevant costs to be paid by BRACCO and shall be made within thirty (30) days of signing this Agreement.

6.5 All payments to be made by BRACCO shall not bear interest if paid in due time. Interest may be charged at the rate of four percent (4%) over the Interbank Rate of the major bank in the country relating to the currency used for the relevant payments.

6.6 It is hereby specified that the costs have been estimated on the basis of the assumptions described in the Exhibit attached hereto, and will be described in any future Exhibits attached as Addenda. Should an increase in the Personnel become necessary, the parties will negotiate in good faith such price or amount of adjustments. Any additional Personnel requested by BRACCO and not specified in the Exhibit, requires the prior written approval of BIO-IMAGING. The parties agree that the costs will then be subject to adjustment.

6.7 BRACCO shall inform immediately in writing BIO-IMAGING in case BRACCO needs a reduction in the Personnel, and BIO-IMAGING shall agree accordingly. However, it is hereby agreed that the consequent decrease of the relevant costs, due to the reduction in the Personnel shall take place only three (3) months after the date of receipt by BIO-IMAGING of the notice hereabove mentioned.

                                 7. TERMINATION

This Agreement may be terminated by BRACCO at any time and without cause upon a written notice to BIO-IMAGING. In such event, BIO-IMAGING shall be entitled to receive payments for all the work and services


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

performed under this Agreement until the above written notice is received by BIO-IMAGING. BIO-IMAGING shall use its best efforts to conclude the Clinical
Programs as quickly as possible and in accordance with all the laws and regulations mentioned in Para. 2.3. It is understood that the out-of-pocket expenses and BIO-IMAGING costs, due and outstanding at the time of termination, shall be entirely paid by BRACCO.

                                   8. DEFAULT

BIO-IMAGING shall be in default under the terms and conditions of the Agreement if BIO-IMAGING negligently fails to perform the Clinical Programs accordingly with the provisions herein specified. Notwithstanding the foregoing, if any default occurs, BRACCO shall promptly notify BIO-IMAGING in writing of any such default. BIO-IMAGING shall have a period of thirty (30) days of the date of receipt of such notice, to cure such default. If BIO-IMAGING shall fail to cure it, then this Agreement shall terminate at the end of said thirty (30) day period.

                                9. FORCE MAJEURE

Either party shall be excused from performing their obligations under this Agreement, if its performance is delayed or prevented by any event beyond such party's reasonable control, including, but not limited to, acts of God, fire, explosion, disease, weather, war, insurrection, civil strike, riots, government action or power failure, provided that such performance shall be excused only to the extent of and during such disability.

Any time specified for completion or performance of the services under this Agreement or the applicable Clinical Programs falling during (or subsequent) to the occurrence of any of such events shall be automatically extended for a period of time equal to the time of such disability.

BIO-IMAGING will promptly notify BRACCO if, by reason of any of the events referred to herein, BIO-IMAGING is unable to meet such time for performance of the services hereunder. If any part of the services rendered hereunder is invalid as a result of such disability, BIO-IMAGING will, upon written request from BRACCO, at BRACCO's sole cost and expense, repeat that part of the services rendered hereunder, which are affected by the disability.



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Resignation,  sickness  or  pregnancy  of the  Personnel  will impose the use of alternative Personnel.

                                  10. LIABILITY

BIO-IMAGING assumes full responsibility and liability, either towards BRACCO or towards third parties, in order to perform all the obligations and tasks provided for in the present Agreement, in strict accordance with the provisions of all the laws and regulations mentioned in Para. 2.3 hereinbefore.

                                  11. INDEMNITY

BIO-IMAGING hereby agrees to indemnify, defend, and hold BRACCO, its affiliates, agents, servants and employees, safe and harmless against any and all liability, loss, actions or suites (including reasonable attorney's fees) suffered or incurred by BRACCO, its affiliates, agents servants and employees in force of this Agreement as a result of acts or omissions of BIO-IMAGING, except for the extent that any such liability, loss, actions or suits is caused, totally or partially, by:

- a gross negligence or intentional misconduct of BRACCO, its affiliates, servants, agents and employees;

- a violation by BRACCO, its affiliates, servants, agents and employees, of any laws or regulations applicable to this Agreement and to the tasks provided for therein;

BIO-IMAGING agrees to provide a diligent defense against any claims or actions brought against BRACCO, its affiliates, agents, servants and employees, whether such claim or actions are rightly or wrongly brought or filed. BRACCO shall have the right to participate, at its own discretion, to such a defense, bearing the relevant expenses.

BRACCO hereby agrees to indemnify, defend, and hold BIO-IMAGING, its affiliates, agents, servants and employees, safe and harmless against any and all liability, loss, actions or suites (including reasonable attorney's fees) suffered or incurred by BIO-IMAGING, its affiliates, agents servants and employees in force of this Agreement as a result of acts or omission of


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BRACCO, except for the extent that any such liability, loss, actions or suits is caused, totally or partially, by:

- a gross negligence or intentional misconduct of BIO-IMAGING, its affiliates, servants, agents and employees;

- a violation by BIO-IMAGING, its affiliates, servants, agents and employees, of any laws or regulations applicable to this Agreement and to the tasks provided for therein;

BRACCO agrees to provide a diligent defense against any claims or actions brought against BIO-IMAGING, its affiliates, agents, servants and employees, whether such claim or actions are rightly or wrongly brought or filed. BIO-IMAGING shall have the right to participate, at its own discretion, to such a defense, bearing the relevant expenses.

                             12. PROPERTY OWNERSHIP

All materials, documents, information and suggestions of any kind and description supplied to BIO-IMAGING by BRACCO or prepared or developed by BIO-IMAGING pursuant to this Agreement shall be the sole and exclusive property of BRACCO and BRACCO shall have the right to make whatever use it deems desirable of any such materials, documents and information. All technology and software however developed by BIO-IMAGING on the basis of information, documents and materials supplied by BRACCO, in the execution of the present Agreement, shall be the sole property of BIO-IMAGING and BIO-IMAGING hereby undertakes to license the right to use such technology of software to BRACCO free of charge for at least 15 years from termination of the present Agreement, at BRACCO's sole request. BIO-IMAGING procedural manuals and Personnel data, as well as pre-existing BIO-IMAGING developed computer software or technology shall be the sole and exclusive property of BIO-IMAGING.

In case of termination of the present Agreement for whatever reason BIO-IMAGING will immediately make at BRACCO's disposal all the documents concerning the activities ruled under this Agreement.



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                                13. PATENT RIGHTS

BIO-IMAGING will disclose promptly to BRACCO or its nominee any and all inventions, discoveries and improvements, related to the drug(s) under development by BRACCO, conceived or made by BIO-IMAGING while providing the services to BRACCO pursuant to this Agreement and relating to such services, and agrees to assign all its interest therein to BRACCO or its nominee. Whenever requested to do so by BRACCO, BIO-IMAGING will execute any and all applications, assignments or other instruments, and give testimony which BRACCO shall deem necessary, to apply for and to obtain the patent rights in any European country and to protect otherwise BRACCO's interests therein. BRACCO shall compensate BIO-IMAGING for the time devoted to said activities and reimburse BIO-IMAGING for incurred expenses. These obligations shall continue beyond the termination of the Agreement with respect to inventions, discoveries and improvements conceived or made by BIO-IMAGING while providing Personnel and Resources to BRACCO pursuant to the Agreement, and shall be binding upon BIO-IMAGING's assignees, administrators and other legal representatives.

                                14. MODIFICATIONS

No changes may be made in this Agreement except by a written agreement of both parties.

                                  15. ENTIRETY

This Agreement, together with the attached Exhibit, and any future Exhibits to be attached as Addenda, is the entire and complete understanding between the parties in regard to the covered subject matter. It replaces, supersedes and renders void any and all previous agreements between the parties, whether written or oral.



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

                           16. INDEPENDENT CONTRACTOR

BIO-IMAGING's relationship with BRACCO under this Agreement shall be that of an independent contractor and nothing in this Agreement for which it is made shall make BIO-IMAGING, or anyone furnished or used by BIO-IMAGING in the performance of the services contemplated by this Agreement, a right to be considered as a joint venturer, partner, employee, or servant of BRACCO.

                                   17. NOTICES

Any notices to the other party shall be deemed to be duly given, when delivered personally or mailed by telefax and confirmed by certified or registered mail, postage prepaid, to the party to whom notice is to be given at the address first given above or at any other address or addresses of which such party shall have given written notice.

                                18. SEVERABILITY

If any provisions hereof shall be determined to be invalid or unenforceable, the validity and effects of the other provisions of this Agreement shall not be affected thereby.

                                19. GOVERNING LAW

This Agreement is governed, construed and interpreted in accordance with the substantive law of Switzerland.

                                 20. ARBITRATION

The parties will attempt to amicably settle any divergencies or disputes which may arise in connection with the Agreement.

If a divergency or a dispute between the parties arising out of this Agreement cannot be settled by them through negotiations in good faith, the parties reciprocally agree that such divergency or dispute shall be finally settled by a Panel of three (3) Arbitrators in Geneva (Switzerland) under the UNCITRAL Rules. Each party will appoint one Arbitrator and the third Arbitrator, acting as Chairman, will be appointed by the two Arbitrators so appointed or, in case of their disagreement, according to said Rules. The language to be used will be English.

The award to be rendered shall be final and conclusive and binding upon all the parties. The parties hereby exercise the right granted to them by art. 192 of the Swiss Private International Law and waive their rights to file an appeal against the arbitral award pursuant to art. 190 of the Swiss International Private Law.

                                   21. WAIVER

The waiver by either party or the failure by either party to claim a breach of any provision of this Agreement shall not be deemed to constitute a waiver or a precedent with respect to any subsequent breach or with respect to any provision thereof.

                                 22. TERM OF AGREEMENT

This Agreement takes effect as of the Effective Date and shall last for a period of two (2) years. Thereafter, the parties may agree in writing to extend the duration term of the present Agreement. Any and all extensions to this Agreement shall be agreed in writing no later than 90 days prior to any extension.

                                  23. CAPTIONS

Any caption used in this Agreement is inserted only for convenience and reference and is to be ignored in the construction and interpretation of the provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers.


Date: Milan  03-June-1997              Bracco S.p.A.
            ------------------

                                       Name:  Aberto Spinazzi, MD
                                       Title:  Director,
                                       International Medical
                                               Affairs


                                       Signature: /s/ Aberto Spinazzi, MD
                                                 -------------------------------


                                       Name:  Pietro Mascherpa
                                       Title:  Administrative
                                       Director


                                       Signature: /s/ Pietro Mascherpa
                                                 -------------------------------

Date: West
      Trenton  June 10, 1997           Bio-Imaging Technologies, Inc.
              ----------------

                                       Name:  Donald W. Lohin
                                       Title:  President and CEO


                                       Signature: /s/ Donald W. Lohin
                                                 -------------------------------


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